The Tax Exempt Fund of Maryland

January 31, 2014

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$4,175
Class B	$15
Class C	$437
Class F1	$259
Class F2	$269
Total	$5,155

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2526
Class B	$0.1946
Class C	$0.1904
Class F1	$0.2434
Class F2	$0.2623

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	15,707
Class B	66
Class C	2,147
Class F1	1,049
Class F2	926
Total	19,895

Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$15.77
Class B	$15.77
Class C	$15.77
Class F1	$15.77
Class F2	$15.77

The Tax-Exempt Fund of Virginia

January 31, 2014

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$5,684
Class B	$19
Class C	$425
Class F1	$503
Class F2	$486
Total	$7,117

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.2607
Class B	$0.1996
Class C	$0.1956
Class F1	$0.2511
Class F2	$0.2707

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	20,999
Class B	89
Class C	2,056
Class F1	1,694
Class F2	1,891
Total	26,729

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$16.57
Class B	$16.57
Class C	$16.57
Class F1	$16.57
Class F2	$16.57